EXECUTION COPY

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT dated as of September 25, 2012 (this “Third Amendment”) to the Credit Agreement (as defined below) referred to below among Holdings (as defined below), the Borrower (as defined below), the Additional Term Lenders referred to herein, the Administrative Agent (as defined below), the Collateral Agent (as defined below), Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners (in such capacities, the “Additional Term Loan Arrangers”) for the Additional Term Loans referred to herein, and Barclays Bank PLC and Deutsche Bank Securities Inc., as documentation agents (in such capacities, the “Additional Term Loan Documentation Agents”) for the Additional Term Loan referred to herein.

RECITALS

WHEREAS, pursuant to the Amended and Restated Credit Agreement dated as of May 26, 2010 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 14, 2011 among Holdings, the Borrower, the Tranche C Term Lenders (as defined therein), the Administrative Agent, Collateral Agent and Tranche C Arrangers (as defined therein), that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 31, 2012, among Holdings, the Borrower, the Lenders party thereto and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SSI Investments I Limited, an Irish private limited company (“Holdings”), SkillSoft Corporation, a Delaware corporation (“Borrower”), the several banks, other financial institutions and institutional investors from time to time parties thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, SkillSoft Ireland Limited is party to that certain Acquisition Agreement (as defined below) pursuant to which it is making the Acquisition (as defined below); and

WHEREAS, pursuant to and in accordance with Section 2.24 of the Credit Agreement, the Borrower has requested that Incremental Term Loans in an aggregate principal amount of $50,000,000 (the “Additional Term Loans”) be made available to the Borrower as additional Term Loans (excluding Tranche C Term Loans) under the Term Loan Facility, and the Additional Term Lenders (as defined below) have agreed, upon the terms and subject to the conditions set forth herein, to make the Additional Term Loans.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Third Amendment:

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(a)	“Acquisition” shall mean the acquisition by SkillSoft Ireland Limited of at least 80% of the outstanding capital stock of Thirdforce pursuant to the Acquisition Agreement.
(b)

“Acquisition Agreement”  shall mean the Transaction Agreement dated as of September 10, 2012 (as may be amended or modified from time to time) by and among SkillSoft Ireland Limited, Thirdforce, certain shareholders of Thirdforce and Thirdforce’s shareholders representative.

(c)	“Related Agreements” shall mean the Recommended Cash Offer delivered in connection with the Acquisition and all other related agreements and documents.
(d)

“Syndication Date” shall mean the earlier of (i) the date that is 90 days after the Third Amendment Effective Date or (ii) the date on which a “Successful Syndication” as previously agreed to in writing by the Borrower and the Additional Term Loan Arrangers has occurred.

(e)	“Thirdforce” shall mean Thirdforce Group PLC, an Irish public limited company.
(f)

“Transactions” shall mean (i) the execution, delivery and performance by Holdings, the Borrower and each of the other Loan Parties of this Third Amendment, the Acknowledgments (as defined below) and each other agreement or instrument contemplated hereby to which it is or will be a party, including, in the case of the Borrower, the borrowing of the Additional Term Loans, (ii) the Acquisition (as defined in this Third Amendment), (iii) the repayment of the existing Indebtedness of Thirdforce and its Subsidiaries, (iv) any other transactions related to or entered into in connection with any of the foregoing and (v) the payment of the fees and expenses incurred in connection with any of the foregoing.

(g)	Additional Term Loans.
(h)

Additional Term Loan Commitments.  Subject to the terms and conditions set forth herein, each party hereto providing Additional Term Loans (each, an “Additional Term Lender”) agrees that (i) effective on and at all times after the Third Amendment Effective Date, in addition to all Term Loans (excluding Tranche C Term Loans) of such Additional Term Lender (if any) outstanding prior to the Third Amendment Effective Date, such Additional Term Lender will be bound by all obligations of a Lender under the Credit Agreement in respect of the additional term loan commitment in the amount set forth opposite such Additional Term Lender’s name on Annex I to this Third Amendment (collectively, the “Additional Term Loan Commitments” and the loans provided pursuant thereto, the “Additional Term Loans”) and (ii) on the Third Amendment Effective Date such Additional Term Lender agrees that it will fund Additional Term Loans in the amount of such Additional Term Lender’s Additional Term Loan Commitment in the amount set forth opposite such Additional Term Lender’s name on Annex I to this Third Amendment.  The full amount of the Additional Term Loans must be drawn in a single drawing on the Third Amendment Effective Date and amounts paid or prepaid in respect

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of the Additional Term Loans may not be reborrowed.  The Additional Term Loan Commitments shall automatically terminate upon the making of the Additional Term Loans on the Third Amendment Effective Date.  On the Third Amendment Effective Date, each Additional Term Lender which was not a Term Lender prior to the Third Amendment Effective Date will become a Term Lender for all purposes under the Loan Documents.  The obligations of the Additional Term Lenders hereunder are in all respects several and not joint.  No Additional Term Lender is or shall be in any respect responsible or liable for any obligation of any other Additional Term Lender or any other Lender under the Loan Documents.

(i)	Designation and Treatment of Additional Term Loans.
(i)

Designation.  The Additional Term Loan Commitments made pursuant to this Third Amendment shall for all purposes of the Loan Documents be deemed to be “Term Loan Commitments” and “Incremental Term Loan Commitments”.  The Additional Term Loans made pursuant to this Third Amendment are hereby designated as, and for all purposes of the Loan Documents shall be deemed to be, “Term Loans”  (but not “Tranche C Term Loans”) and “Loans”.  The Additional Term Lenders are hereby designated as, and for all purposes of the Loan Documents shall be deemed to be,  “Term Lenders” (but not “Tranche C Term Lenders”), “Incremental Term Lenders”, and “Lenders”.  Except as expressly set forth herein, the Additional Term Loans shall be treated the same as the existing Term Loans (but not the Tranche C Term Loans) prior to giving effect to this Third Amendment (including with respect to mandatory and voluntary prepayments), shall have the same terms and conditions as the existing Term Loans (but not the Tranche C Term Loans) under the Credit Agreement and the other Loan Documents and shall be fungible with the existing Term Loans prior to giving effect to this Third Amendment.

(ii)

Interest.  After giving effect to the making of the Additional Term Loans, the Administrative Agent shall, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Additional Term Loans are included in each Borrowing of outstanding Term Loans (other than Tranche C Term Loans) on a pro rata basis.

(iii)	Maturity Date. The Additional Term Loans made pursuant to this Third Amendment shall mature on the Term Loan Maturity Date.
(iv)

Amendment of the Credit Agreement.   This Third Amendment, together with all Additional Term Loan Pricing Notices, shall be deemed to be a “Loan Document” and the “Incremental Term Loan Assumption Agreement” in respect of the Additional Term Loans, in each case, for all purposes of the Credit Agreement and the other Loan Documents.

(j)	Section 1.01 of the Credit Agreement is hereby amended as follows:

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(i)	by adding the following new definitions, to appear in proper alphabetical order:

“Additional Term Lender” shall have the meaning assigned to such term in the Third Amendment.

“Additional Term Loan Arrangers” shall mean Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Deutsche Bank Securities Inc. in their capacities as joint lead arrangers and joint bookrunners for the Additional Term Loans.

“Additional Term Loan Commitment” shall have the meaning assigned to such term in the Third Amendment.

“Additional Term Loan Documentation Agents” shall mean Barclays Bank PLC and Deutsche Bank Trust Company Americas in their capacities as documentation agents for the Additional Term Loans.

“Additional Term Loan Pricing Notice” shall mean a notice by Morgan Stanley Senior Funding, Inc. which has been delivered to the Administrative Agent and the Borrower and in accordance with the “market flex” provisions previously agreed to in writing by the Borrower and the Additional Term Loan Arrangers, setting forth certain fees to be payable by the Borrower, in each case with respect to the Additional Term Loans.

“Additional Term Loans” shall have the meaning assigned to such term in the Third Amendment.

“Third Amendment” shall mean that certain Third Amendment dated as of September 25, 2012 by and among Holdings, the Borrower, the Additional Term Lenders party thereto, the Administrative Agent, the Collateral Agent, the Additional Term Loan Arrangers and the Additional Term Loan Documentation Agents.

“Third Amendment Effective Date” shall mean the date on which both (i) the conditions set forth in Section 4 of the Third Amendment are satisfied (or, other than with respect to the conditions to effectiveness that are required under the terms of the Credit Agreement prior to the effectiveness of the Third Amendment, waived by the Administrative Agent and the Additional Term Loan Arrangers) and (ii) the Additional Term Lenders have made the Additional Term Loans.

“Thirdforce” shall mean Thirdforce Group PLC, an Irish public limited company.

(k)	Section 2.05(d) of the Credit Agreement is hereby amended by adding the following sentences to the end thereof:

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“If any Additional Term Loan Pricing Notice is delivered, the Borrower agrees to pay promptly after receipt thereof after the Third Amendment Effective Date to each of the Additional Term Lenders party to the Third Amendment on the Third Amendment Effective Date, as fee compensation for the funding of such Additional Term Lenders’ Additional Term Loans, closing fees in an amount equal to the percentage set forth under the heading “Additional Closing Fees” in such Additional Term Loan Pricing Notice of the aggregate principal amount of such Additional Term Lender’s Additional Term Loan Commitment (prior to giving effect to the funding thereof on the Third Amendment Effective Date).  Such closing fees will be in all respects fully earned, due and payable upon delivery of such Additional Term Loan Pricing Notice and non-refundable and non-creditable thereafter.”

(l)	Section 2.11(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read:

“On the last day of March, June, September and December of each year and on the Term Loan Maturity Date (or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”)), commencing on the second such date to occur after the Initial Funding Date (or, in the event that the Initial Funding Date occurs on such a date, the first such date to occur after the Initial Funding Date), the Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, a principal amount of the Term Loans equal to (x) (A) with respect to the Term Loans made on the Initial Funding Date, $812,500 for each such Repayment Date prior to the Third Amendment Effective Date and (B)  with respect to the Term Loans made on the Initial Funding Date and the additional Term Loans made on the Third Amendment Effective Date, for each Repayment Date after the Third Amendment Effective Date but prior to the Term Loan Maturity Date, $937,500 in the aggregate, (in each of cases (A) and (B), as adjusted from time to time (including, for the avoidance of doubt, at any time prior to the Third Amendment Effective Date) pursuant to Section 2.11, Section 2.12 and Section 2.13(e)), and (y) on the Term Loan Maturity Date, the entire remaining unpaid principal amount thereof, together in each case with accrued and unpaid interest on the amount to be paid to but excluding the date of such payment.”

(m)	Section 5.08 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“The Borrower shall use the proceeds of the Additional Term Loans made on the Third Amendment Effective Date solely (a) to finance the Acquisition (as defined in the Third Amendment), (b) to repay any existing Indebtedness (together with accrued interest, fees and premium thereon) of Thirdforce (as defined in the Third Amendment) and its

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Subsidiaries and (c) to pay fees and expenses in connection with the Transactions (as defined in the Third Amendment).”

(n)	Schedule 2.01 to the Credit Agreement is hereby amended by supplementing such Schedule 2.01 with the information contained in Annex I hereto.
(o)

Conditions to Lending and Effectiveness of Third Amendment.  The effectiveness of this Third Amendment and the obligations of each Additional Term Lender to make an Additional Term Loan are subject to the satisfaction of the following conditions:

(p)

This Third Amendment shall have been duly executed by Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Additional Term Lenders,  the Additional Term Loan Arrangers and the Additional Term Loan Documentation Agents and delivered to the Administrative Agent.  The Acknowledgments, substantially in the form attached hereto as Annex II (the “Acknowledgments”), shall have been duly executed by each Loan Party (after giving effect to the Acquisition (as defined in this Third Amendment)) and delivered to the Administrative Agent.

(q)	At the time of and immediately after the making of the Additional Term Loans, no Default or Event of Default shall have occurred and be continuing.
(r)

The representations and warranties set forth in each Loan Document (including those set forth in Section 5 of this Third Amendment) shall be true and correct in all material respects on and as of the date of the making of the Additional Term Loans with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, however, that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on such respective dates.

(s)	The Administrative Agent shall have received a notice of Borrowing from the Borrower pursuant to Section 2.03 of the Credit Agreement with respect to the Additional Term Loans.
(t)	At the time of and immediately after the making of the Additional Term Loans, the making of such Additional Term Loans will not violate any Requirement of Law.
(u)	The conditions set forth in Section 2.24 of the Credit Agreement to the making of the Additional Term Loans shall have been satisfied.
(v)

The Acquisition (as defined in this Third Amendment) shall have been consummated substantially concurrently with the funding of the Additional Term Loans in accordance with the Acquisition Agreement and the Related Agreements.

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(w)

Substantially concurrently with the funding of the Additional Term Loans, all principal, premium, if any, interest, fees and other amounts due or outstanding under any existing Indebtedness of Thirdforce and its Subsidiaries shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(x)

The Administrative Agent shall have received, on behalf of itself, Collateral Agent, the Arrangers, the Lenders (including the Additional Term Lenders), the Additional Term Loan Arrangers  and the Issuing Bank, satisfactory written opinions of Ropes & Gray LLP and William Fry, Solicitors, counsel for the Loan Parties (after giving effect to the Acquisition (as defined in this Third Amendment)),  in each case (i) dated the Third Amendment Effective Date and (ii) addressed to the Administrative Agent, the Collateral Agent, Arrangers, the Lenders (including the Additional Term Lenders), the Additional Term Loan Arrangers and the Issuing Bank, and in each case, each of their permitted assigns.  The Loan Parties hereby request such counsel to deliver such opinions.

(y)

The Administrative Agent shall have received a certificate duly executed by a Financial Officer of the Borrower certifying as to the satisfaction of the conditions precedent set forth in clauses (b), (c) and (f) of this Section 4.

(z)

The Administrative Agent shall have received from the Borrower payment in immediately available funds of all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) and other compensation required to be paid on the Third  Amendment Effective Date to the Additional Term Loan Arrangers, the Administrative Agent, the Collateral Agent and the Additional Term Lenders.

The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that Holdings and its Subsidiaries on a consolidated basis, immediately after the consummation of the transactions to occur on the Third Amendment Effective Date, are solvent.

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(D) of this Section 3(m)) of Holdings and the Borrower dated the Third Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar governing documentation) of such Person as in effect on the Third Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, including the granting of the Liens contemplated to be granted by it under the Security Documents and the Guaranteeing of the Obligations as contemplated by the Guarantee and Collateral Agreement and other Loan Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other formation documents of such Person have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Person;  and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary (or of an officer or director with knowledge of the matters specified in clauses (A) through (D) of this Section 3(m)) executing the certificate pursuant to (ii) above.

The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other formation documents, including all amendments thereto, of Holdings and the Borrower, certified (to the extent available and reasonably obtainable prior to the Third Amendment Effective Date in any non-U.S. jurisdiction) as of a recent date by the Secretary of State of the state of its organization (or similar Governmental Authority in any foreign jurisdiction with respect to any Person organized outside the United States), and a certificate as to the good standing (to the extent available and reasonably obtainable prior to the Third Amendment Effective Date in any non-U.S. jurisdiction) of Holdings and the Borrower as of a recent date, from such Secretary of State (or similar Governmental Authority in any foreign jurisdiction with respect to any Person organized outside the United States); (ii) a certificate of the Secretary or Assistant Secretary (or of an officer or director with knowledge of the matters specified in clauses (A) through